FIRST OMNIBUS AMENDMENT
                                       TO
                     CREDIT AGREEMENT AND SECURITY AGREEMENT


         This First Omnibus Amendment to Credit Agreement and Security Agreement (herein, the "Amendment") is entered into as of July 2, 2003, among Rent-Way, Inc., a Pennsylvania corporation (the "Company"), the direct and indirect Subsidiaries of the Borrower (the "Subsidiaries"), the Lenders party hereto, and Harris Trust and Savings Bank, as administrative agent for the Lenders (the "Agent").

                             PRELIMINARY STATEMENTS

          A. The Company, the Subsidiaries, the Lenders, and the Agent are parties to that certain Credit Agreement dated as of June 2, 2003 (the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

          B. The Company, the Subsidiaries, and the Agent are parties to that certain Security Agreement dated as of June 2, 2003 (the "Security Agreement").

          C. The Company, the Subsidiaries and the Lenders have agreed to make certain amendments to the Credit Agreement, in each case under the terms and conditions set forth in this Amendment.

          D. The Company, the Subsidiaries and the Agent have agreed to make certain amendments to the Security Agreement, in each case under the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 hereof, the Credit Agreement shall be and hereby is amended as follows:

        1.1. The third sentence of Section 1.1 of the Credit Agreement shall be amended by deleting the reference to "Section 1.4(a)" therein and replacing such reference with the reference to "Section 1.5(a)" in lieu thereof.

        1.2. The first sentence of Section 1.4 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Each Borrowing of Base Rate Loans advanced under the
                  Revolving Credit shall be in an amount not less than $1,000,000.

        1.3. All references to "Preferred Shares" in (i) the definitions of EBITDA and Indebtedness for Borrowed Money in Section 5 of the Credit Agreement,
(ii) Section 8.7(h) of the Credit Agreement and (iii) Exhibit E to the Credit Agreement, shall be deleted and replaced with the reference to "Preferred Stock" in lieu thereof.

        1.4. The definition of L/C Issuer in Section 5 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           "L/C Issuer" means (i) with respect to each Letter of
                  Credit other than the Letters of Credit identified on Schedule
                  1.2 hereto, Harris Trust and Savings Bank and (ii) with respect to each Letter of Credit identified on Schedule 1.2 hereto, National City Bank of Pennsylvania.

        1.5. Subsection (g) of the definition of Permitted Acquisition in
Section 5 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           (g) after giving effect to the Acquisition, no
                  Default or Event of Default shall exist, including with respect to the covenants contained in Sections 8.22, 8.23, 8.24, 8.25, 8.26 and 8.27 on a pro forma basis;

        1.6. Subsection (b) of Section 8.7 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           (b) purchase money indebtedness and Capitalized Lease
                  Obligations of the Borrower and its Subsidiaries in an amount not to exceed $20,000,000 in the aggregate at any one time outstanding; provided, however, that purchase money indebtedness secured by Rental Merchandise shall not at any time exceed $1,000,000;

        1.7. Subsection (f) of Section 8.9 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           (f) the Borrower's investments from time to time in
                  its Subsidiaries, and investments made from time to time by a Subsidiary in one or more of its Subsidiaries in the ordinary course of business;

        1.8. Section 8.21(a) of the Credit Agreement shall be amended by inserting a period at the end thereof.

        1.9. All references to "Capitalized Leases" in (i) Section 8.23 of the Credit Agreement and (ii) Exhibit E to the Credit Agreement, shall be deleted and replaced with the reference to "Capital Leases" in lieu thereof.

       1.10. The Credit Agreement shall be amended by inserting a new Section
8.29 in the appropriate numerical order to read as follows:

                           Section 8.29. First Lien Credit Facility Refinancing
                  or Replacement. Borrower shall not designate any refinancing or replacement of the "Revolving Loan Facility" (as such term is defined in the Senior Note Indenture) as a first lien credit facility refinancing or replacement under such definition unless the proceeds thereof prepay the Obligations hereunder in full, the Commitments are terminated, the Hedging Liabilities are fully paid and satisfied and the Funds Transfer and Deposit Account Liabilities are fully paid and satisfied.

       1.11. Section 9.1(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           (b) default in the observance or performance of any
                  covenant set forth in Sections 8.1, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.17, 8.18, 8.21, 8.22, 8.23, 8.24, 8.25, 8.26,
                  8.27, 8.28, and 8.29 hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

       1.12. Section 11.10 of the Credit Agreement shall be amended deleting the reference to "Section 12.13" in clause (a) thereof and replacing such reference with the reference to "Section 13.13" in lieu thereof.

       1.13. The first sentence of Section13.12(a) of the Credit Agreement shall be amended by inserting the following phrase "(which consent of the Administrative Agent shall not be unreasonably withheld)" immediately after the introductory phrase "Each Lender shall have the right at any time, with the prior consent of the Administrative Agent".

       1.14. The Credit Agreement shall be amended by (i) amending the title page by inserting the phrase "GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent," immediately after the phrase "NATIONAL CITY BANK OF PENNSYLVANIA, as Syndication Agent," on such page, (ii) inserting a new definition in Section 5 in the appropriate alphabetical order to read as follows: "Documentation Agent" shall have the meaning set forth in the introductory paragraph hereto.", (iii) amending Section 11.11 of the Credit Agreement by inserting a new subparagraph (c) thereto in the appropriate alphabetical order to read as follows:

                           (c) In acting under or by virtue of this Agreement,
                  the Documentation Agent shall be entitled to all the rights, authority, privileges and immunities provided to Administrative Agent in this Section 11, all of which such provisions are incorporated by reference herein with the same force and effect as if set forth herein. The Documentation Agent hereby disclaims any representation or warranty to the Lenders concerning the perfection of the security interest granted hereunder or the value of the Collateral.

and (iv) amending and restating the introductory paragraph to read as follows:

                  This Credit Agreement is entered into as of June 2, 2003, by and among RENT-WAY, INC., a Pennsylvania corporation (the "Borrower"), the direct and indirect Subsidiaries of the Borrower from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, National City Bank of Pennsylvania, as syndication agent (the "Syndication Agent"), General Electric Capital Corporation, as documentation agent (the "Documentation Agent"), and Harris Trust and Savings Bank, as Administrative Agent as provided herein and BMO Nesbitt Burns as Lead Arranger as provided herein (the "Lead Arranger"). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.

SECTION 2.        AMENDMENTS TO THE SECURITY AGREEMENT.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 hereof, the Security Agreement shall be and hereby is amended as follows:

        2.1. The third sentence of Section 8(j) of the Security Agreement shall be amended and restated in its entirety to read as follows:

                           Except as provided in Section 4.1(i)(x) of the Credit
                  Agreement, with respect to any Deposit Account maintained by a depository institution other than the Agent, and as a condition to the establishment and maintenance of any such Deposit Account, such Debtor, the depository institution, and the Agent shall execute and deliver an account control agreement in form and substance satisfactory to the Agent which provides, among other things, for the depository institution's agreement that it will comply with instructions originated by the Agent directing the disposition of the funds in the Deposit Account without further consent by such Debtor.

SECTION 3.        CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                  3.1. The Company, the Subsidiaries, the Agent, and the Lenders shall have executed and delivered this Amendment.

                  3.2. The Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Agent or its counsel may reasonably request.

                  3.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

                  3.4. The Subsidiaries shall have executed and delivered to the Agent their consent to this Amendment in the form set forth below.

SECTION 4.        REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Company hereby represents to the Lenders that as of the date hereof, and after giving effect to the amendments called for hereby, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that for purposes of this paragraph the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Company is in compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 5.        MISCELLANEOUS.

        5.1. The Company and the Subsidiaries heretofore executed and delivered to the Agent and the Lenders the Collateral Documents to which it is a party. The Company and the Subsidiaries hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents to which it is a party continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents to which it is a party and the rights and remedies of the Lenders thereunder, the obligations of the Company and the Subsidiaries thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents to which it is a party as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

        5.2. Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

        5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

        5.4. The Company agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the credit facilities and the preparation, execution and delivery of this Amendment, and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

         This First Ominbus Amendment to Credit Agreement and Security Agreement is entered into as of the date and year first above written.

RENT-WAY, INC.



By
Name__________________________________________________
Title_________________________________________________

RENT-WAY OF TOMORROW, INC.


By
Name__________________________________________________
Title_________________________________________________

RENT-WAY OF MICHIGAN, INC.


By
Name__________________________________________________
Title_________________________________________________

ACTION RENT-TO-OWNHOLDINGS OF SOUTH CAROLINA, INC.


By
Name__________________________________________________
Title_________________________________________________

RENT-WAY DEVELOPMENTS, INC.


By
Name__________________________________________________
Title_________________________________________________

RENT-WAY OF TTIG, L.P.


By
Name__________________________________________________
Title_________________________________________________

         Accepted and agreed to as of the date and year last above written.


HARRIS TRUST AND SAVINGS BANK, as Agent


By
Name__________________________________________________
Title_________________________________________________

BANK OF MONTREAL


By
Name__________________________________________________
Title_________________________________________________

NATIONAL CITY BANK OF PENNSYLVANIA


By
Name__________________________________________________
Title_________________________________________________

                     GUARANTORS' ACKNOWLEDGEMENT AND CONSENT

         Each of the undersigned heretofore executed and delivered to the Agent one or more Guaranties and Collateral Documents. Each of the undersigned hereby consents to the Amendment as set forth above and agrees to the terms set forth therein and confirms that the Loan Documents executed and delivered by it and all of such undersigned's obligations thereunder remain in full force and effect. Each of the undersigned further agrees that the consent of such undersigned to any further amendments to the Credit Agreement or to the Security Agreement shall not be required as a result of this consent having been obtained. Each of the undersigned acknowledges that the Lenders are relying on this acknowledgement and consents in entering into the Amendment set forth above.

RENT-WAY OF TOMORROW, INC.


By
Name__________________________________________________
Title_________________________________________________

RENT-WAY OF MICHIGAN, INC.


By
Name__________________________________________________
Title_________________________________________________

ACTION RENT-TO-OWN HOLDINGS OF SOUTH CAROLINA, INC.


By
Name__________________________________________________
Title_________________________________________________

RENT-WAY DEVELOPMENTS, INC.


By
Name__________________________________________________
Title_________________________________________________

RENT-WAY OF TTIG, L.P.


By
Name__________________________________________________
Title_________________________________________________